SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            Loehmann's Holdings, Inc.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share
     2)   Aggregate number of securities to which transaction applies:
          _____________.
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $ _______.
     4)   Proposed maximum aggregate value of transaction: $____________________
     5)   Total fee paid: $____________.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            LOEHMANN'S HOLDINGS, INC.
                               2500 HALSEY STREET
                              BRONX, NEW YORK 10461

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  JUNE 19, 2003

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of Loehmann's Holdings, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company on June 19, 2003 at 9:00 a.m., to consider and vote on the following matters described in this notice and the accompanying proxy statement:

     1. The election of seven (7) directors to serve on the Company's Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified;
     2. The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending January 31, 2004; and
     3. The transaction of such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on the close of business on May 12, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

     TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

     Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

     If you do plan to attend the Annual Meeting in person, please respond by marking the appropriate box on the enclosed proxy card.

                                      By Order of the Board of Directors,


                                      Robert Glass
                                      Chief Operating Officer,
                                      Chief Financial Officer and Secretary
Bronx, New York
May 23, 2003

                            LOEHMANN'S HOLDINGS, INC.
                               2500 HALSEY STREET
                              BRONX, NEW YORK 10461

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           MEETING DATE: JUNE 19, 2003

     The Board of Directors of Loehmann's Holdings, Inc., a Delaware corporation (the "Company"), is furnishing this proxy statement in connection with the solicitation of proxies for the 2002 Annual Meeting of Stockholders of the Company and at any meetings held upon adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at the executive offices of the Company on June 19, 2003, at 9:00 a.m. local time. The record date for the Annual Meeting is the close of business on May 12, 2003 (the "Record Date"). Only holders of record of the Company's Common Stock, $.01 par value per share (the "Common Stock"), on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

     The approximate mailing date of this Proxy Statement is May 23, 2003.

     A proxy card is enclosed herewith. Whether or not you plan to attend the Annual Meeting in person, to ensure that your shares will be voted at the Annual Meeting please mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided, which requires no postage if mailed in the United States. If you hold shares directly in your name and attend the Annual Meeting, you may vote your shares in person even if you previously submitted a proxy card. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to the Secretary of the Company, or by attending and voting in person at the Annual Meeting. If you hold your shares in "street name" you may revoke or change your vote by submitting new instructions to your broker or nominee. Unless contrary instructions are given, any proxy, if not revoked, will be voted at the Annual Meeting FOR the following proposals:

          1. The election of seven (7) directors to serve on the Company's Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified; and

          2. The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending January 31, 2004.

     At the Record Date, there were 6,659,236 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. No other voting securities of the Company were outstanding at the Record Date.

     The cost, if any, for soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telefax or cable by personnel of the Company who will not receive any additional compensation for such solicitation. The Company may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

     Each director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. The ratification of the appointment of the independent accountants must be approved by the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and empowered to vote for such matter.

     The presence, either in person or by proxy, of persons entitled to vote one-third of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies submitted which contain abstentions and broker non-votes will be deemed present at the Annual Meeting for determining the presence of a quorum. Shares abstaining with respect to any matter will be considered as votes represented, entitled to vote and cast with respect to that matter. Shares subject to broker non-votes with respect to any matter are considered as not having been voted with respect to that matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE
--------------------------

     The following table sets forth certain information as of April 25, 2003, with respect to beneficial ownership of shares of Common Stock of the Company by
(i) all stockholders known by the Company to be beneficial owners of more than 5% of such class, (ii) each director, (iii) each executive officer named in the Summary Compensation Table included below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of Common Stock set forth opposite such person's name.

     All share and option numbers and option exercise prices contained in this proxy statement reflect a stock dividend of one share of common stock for each share of common stock currently outstanding which was paid on October 15, 2002.

                                                  AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER AND ADDRESS IF         OF BENEFICIAL OWNERSHIP       PERCENT OF
            OVER 5% HOLDER                        OF COMMON STOCK           COMMON STOCK
------------------------------------------------------------------------- -------------------
Alpine Associates, A Limited Partnership (1)            2,068,918               31.1%
100 Union Avenue
Cresskill, New Jersey 07626

------------------------------------------------------------------------- -------------------
Steven L. Martin,                                         366,650                5.5%
Slater Capital Management, LLC and
Slater Asset Management, LLC (2)
153 East 53rd Street, 26th Floor
New York, New York 10022
------------------------------------------------------------------------- -------------------
William J. Fox (3)                                         48,000                 *

------------------------------------------------------------------------- -------------------
Joseph Nusim (3)                                           48,000                 *

------------------------------------------------------------------------- -------------------
Robert N. Friedman (3)                                    150,000                2.3%

------------------------------------------------------------------------- -------------------
Robert Glass (3)                                          150,000                2.3%

------------------------------------------------------------------------- -------------------
Carol Gigli-Greer (3)                                      44,000                 *

------------------------------------------------------------------------- -------------------
Cory Lipoff (3)                                            44,000                 *

------------------------------------------------------------------------- -------------------
Erwin A. Marks (3)                                         44,000                 *

------------------------------------------------------------------------- -------------------
All directors and executive officers as a                 528,000                7.9%
group (3)

------------------------------------------------------------------------- -------------------
 *Less than 1%

(1) Based upon information included in a Schedule 13D and a Form 4 filed with the Securities and Exchange Commission (the "SEC"). The holdings of Alpine Associates, A Limited Partnership include 246,080 shares of Common Stock beneficially owned by Alpine Partners, L.P.
(2) Based upon information included in a Schedule 13G filed with the SEC.
(3) Consists of options to purchase Common Stock that are exercisable within sixty (60) days of the date hereof.

          ------------------------------------------------------------
                                 PROPOSAL NO. 1
          ------------------------------------------------------------
                              ELECTION OF DIRECTORS
          ------------------------------------------------------------

     At the Annual Meeting stockholders will elect seven (7) directors who will constitute the entire Board of Directors.

     The nominees have informed the Company of their availability for election. In the event that any of the nominees should not continue to be available for election, the persons appointed as proxies may exercise their discretion to vote for a substitute nominee.

     The Company is not aware of any reason why any of the nominees, if elected, would be unable to serve as a director. The table below sets forth the name, age and present position with the Company of each nominee:

NAME                         AGE                POSITION WITH THE COMPANY
----                         ---                -------------------------

William J. Fox                46     Director and Co-Chairman of the Board

Joseph Nusim                  69     Director and Co-Chairman of the Board

Robert N. Friedman            62     President and Chief Executive Officer

Robert Glass                  57     Chief Operating Officer, Chief Financial
                                     Officer and Secretary

Carol Gigli-Greer             58     Director

Cory Lipoff                   45     Director

Erwin A. Marks                65     Director

     The following information has been furnished by each member of the Board of Directors as to himself or herself.

     William J. Fox has been Co-Chairman of the Board and a director of the Company since October 2000. Since February 1999, Mr. Fox has been Chairman, President, Chief Executive Officer and a director of AKI, Inc. and President, Chief Executive Officer and a director of AKI Holding, Inc., a multi-sensory marketing and interactive advertising company. Prior to that, Mr. Fox was President of Strategic and Corporate Development for Revlon Worldwide and Chief Executive Officer of Revlon Technologies. From 1994 to April 1999, Mr. Fox was a director, and from 1997 to 1999 he served as Senior Executive Vice President, of both Revlon Inc. and Revlon Consumer Products Corporation. For the five years ended 1999, Mr. Fox was also Senior Vice President of MacAndrews & Forbes Holdings, Inc. Mr. Fox has also served as a Vice-Chairman of the Board and a director of Hain Food Group, Inc. and of The Cosmetic Centers, Inc. Mr. Fox is currently a director of LiquidAudio, Inc.

     Joseph Nusim has been Co-Chairman of the Board and a director of the Company since October 2000. Mr. Nusim has been President of the Nusim Group, a retail consulting company, since 1995. Mr. Nusim served as Acting Chief Executive Officer of Frankel's Home Furnishings, Inc. from 1998 to 1999 and Rickel Home Centers from 1997 to 1998. Mr. Nusim had been Chairman, President and Chief Executive Officer of Channel Home Centers from 1990 to 1995 and Managing Director, Chairman and Chief Executive Officer of Makro USA from 1985 to 1990. Mr. Nusim has also served on the Board of Directors of Woodworkers Warehouse, Mazel-Odd Job Stores, Frank's Nursery, Rose's Stores, Scotty's Home Centers, Frankel's Home Furnishings, Inc., Herman's Sporting Goods and International Mass Retail Association.

     Robert N. Friedman has been President, Chief Executive Officer and a director of the Company since October 2000. He also served as Chairman, Chief Executive Officer and a director of the Company's predecessor company,
Loehmann's, Inc. ("Loehmann's") from 1992 until 1999. Prior to joining Loehmann's, Mr. Friedman was employed by R.H. Macy Co., Inc. for 28 years in various capacities, including President and Vice Chairman of Macy's East, Chairman and Chief Executive Officer of Macy's South/Bullocks and Chairman and Chief Executive Officer of Macy's Bamberger Division.

     Robert Glass has been Chief Operating Officer, Chief Financial Officer, Secretary and a director of the Company since October 2000. Mr. Glass served as President, Chief Operating Officer, Secretary and a director of Loehmann's from April 1998 to October 2000. From September 1994 to April 1998, he served as Chief Financial Officer and Treasurer of Loehmann's. From 1992 to 1994, Mr. Glass served as a retail consultant. Prior to that, he held a number of senior retail management positions, including President of Gold Circle Stores, a division of Federated Department Stores, Inc., and Executive Vice President of Thrifty Drug.

     Carol Gigli-Greer has been a director of the Company since October 2000. Since 2000, Ms. Gigli-Greer has been Chief Executive Officer of Carol Greer Associates, a retail consulting firm. Ms. Gigli-Greer was President and Chief Executive Officer, Specialty Footwear & Apparel Division of Woolworth/Venator from 1995 through 1999. From 1992 to 1994, Ms. Gigli-Greer was Vice Chairman, Merchandising, and from 1990 to 1992, President and Chief Executive Officer of the Broadway South West Division of Carter Hawley Hale Stores, Inc. Prior to that Ms. Gigli-Greer spent 19 years with Rich's, a division of Federated Department Stores, serving in various positions. Ms. Gigli-Greer is currently a member of the Board of Directors of Gadzooks, Inc.

     Cory Lipoff has been a director of the Company since October 2000. Mr. Lipoff has been Executive Vice President and Principal of Hilco Merchant Resources, LLC., a retail advisory, financial services and liquidation firm since 2000. Mr. Lipoff was Principal of Gordon Brothers Retail Partners, LLC from 1996 to 2000. Prior to that, Mr. Lipoff was a partner at the law firm of Jones, Day, Reavis & Pogue.

     Erwin A. Marks has been a director of the Company since October 2000. Mr. Marks has been President and Chief Executive Officer and a member of the Board of Directors of Marks Consulting, Inc., an interim management and turnaround-consulting firm since 1995. Mr. Marks has served as President and Chief Executive Officer of Circle Fine Art Corporation, a retailer of original and printed art; President of Gruen Manufacturing Corporation, a manufacturer and retailer of designer watches, and President of Moon Products Corporation, a manufacturer of writing instruments. Mr. Marks was Managing Director and Senior Vice President of Heller Investments, Inc., an equity investment subsidiary of Heller Financial, Inc., from 1989 to 1995. He is currently a member of the Board of Directors of Neuvant Aerospace Corporation, National Dry Cleaners, Inc., New York Blower, Inc., and Jupiter Industries, Inc.

                CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company is responsible for the management of the Company. During the Company's fiscal year ended February 1, 2003, there were four meetings of the Board of Directors. During such period, each director attended at least 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he or she served on the Board, and
(ii) the number of committee meetings held during the period he or she served on such committee.

     The Board of Directors has an Audit Committee, which currently consists of William J. Fox, Carol Gigli-Greer and Erwin A. Marks, each of whom meets the independence requirements for audit committee members under the listing standards of the NASD. The function of the Audit Committee is to nominate independent auditors, subject to approval of the Board of Directors, and to examine and consider matters related to the audit of the Company's financial affairs and accounts, the scope of the independent accountants' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent accountants and management, and matters of concern to the independent accountants resulting from their audit, including the results of the independent accountants' review of internal accounting controls. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee met one time and, from time to time, conducted informal discussions during the Company's fiscal year ended February 1, 2003. Further information regarding functions performed by the Audit Committee during the fiscal year ended February 1, 2003 is set forth in the "Report of the Audit Committee" included in this proxy statement.

     The Board of Directors has a Compensation Committee, which currently consists of Cory Lipoff and Joseph Nusim. The functions of the Compensation Committee are to review and establish policies, practices and procedures relating to compensation of key employees, including officers and directors who are key employees, and consultants, to grant cash and non-cash bonuses to employees and consultants and to administer employee benefit plans, including all stock option plans of the Company. The Compensation Committee met one time during the fiscal year ended February 1, 2003. For further information regarding functions performed by the Compensation Committee during the fiscal year ended February 1, 2003, see the "Report of the Compensation Committee" included in this proxy statement.

         The Board of Directors has a Nominating Committee, which currently consists of William J. Fox, Carol Gigli-Greer, Cory Lipoff, Edward A. Marks and Joseph Nusim. The function of the Nominating Committee is to select and recommend to the Board of Directors appropriate candidates for election to the Board of Directors. The Nominating Committee recommended to the Board of Directors that each of the nominees be nominated for election to the Board of Directors at this Annual Meeting. The Nominating Committee will consider nominees recommended by stockholders of the Company. Stockholders may forward the name, address and biographical information of a potential nominee to Nominating Committee of Loehmann's Holdings, Inc., c/o Loehmann's Holdings, Inc., 2500 Halsey Street, Bronx, New York, 10461.

REPORT OF THE AUDIT COMMITTEE
-----------------------------

     The Audit Committee functions as an independent and objective monitor of the Company's financial reporting process and internal control system. The Audit Committee reviews and appraises the audit efforts of the Company's independent accountants and provides an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. In assisting the Board in fulfilling its oversight responsibility with respect to the fiscal year ended February 1, 2003, the Audit Committee:

     o Reviewed and discussed the audited financial statements for the fiscal year ended February 1, 2003 with management and Ernst & Young LLP, the Company's independent public accountants;

     o Discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     o Received the written disclosures and the letter from Ernst & Young regarding its independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee also discussed Ernst & Young's independence with Ernst & Young and considered whether the provision of non-audit services rendered by Ernst & Young was compatible with maintaining its independence under SEC rules governing the independence of a company's outside auditors (see "Proposal No. 2: Ratification of the Appointment of Independent Accountants," below).

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended February 1, 2003 be included in the Company's Annual Report on Form 10-K filed with the SEC for that year. The foregoing report is provided by the following directors, who constitute the Audit Committee:

                                                William J. Fox
                                                Carol Gigli-Greer
                                                Erwin A. Marks

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based upon a review of Forms 3, 4 and 5 and other documents provided to the Company by those required to file such reports with the SEC, the Company believes that all directors, executive officers and 10% holders of the Company have complied with all Section 16(a) reporting requirements applicable to them with respect to the fiscal year ended February 1, 2003, except that Messrs. Fox and Nusim filed a late Form 4 reporting the grant of options to purchase 8,000 shares of common stock, Messrs. Lipoff and Marks and Ms. Greer filed a late Form 4 reporting the grant of options to purchase 4,000 shares of common stock and Messrs. Friedman and Glass filed a late Form 5 reporting the grant of options to purchase 350,000 shares of common stock.

EXECUTIVE COMPENSATION
----------------------

     The following table sets forth the compensation awarded to, earned by or paid to the President and Chief Executive Officer and each other executive officer whose compensation for the fiscal year ended February 1, 2003 exceeded $100,000 for services rendered to the Company and its affiliates during the fiscal years ended February 1, 2003, February 2, 2002 and February 3, 2001.

                                       SUMMARY COMPENSATION TABLE
                                            Annual Compensation                       Long-Term
                                                                                     Compensation

                          --------------------------------------------------------------------------------------------
            Name                                                         Other          Securities           All
            And                                                         Annual          Underlying          Other
         Principal            Fiscal      Salary         Bonus       Compensation        Options        Compensation
          Position             Year        ($)            ($)             ($)              (#)             ($) (2)
------------------------------------------------------------------------------------------------------------------------

Robert N. Friedman             2002       650,000       939,375 (1)                        350,000             2,750
President and Chief            2001       650,000       188,500 (1)                              -            15,953
Executive Officer              2000       609,750       300,000 (1)                        262,500(3)      1,070,625

Robert Glass                   2002       375,000       609,375 (1)                        350,000             3,000
Chief Operating Officer        2001       375,000       108,750 (1)                              -            15,953
                               2000       328,500       160,000 (1)                        262,500(3)        790,625

__________

(1) For each named executive officer, the aggregate amount of other annual compensation is less than the lower of 10% of such officer's total salary and bonus for such year or $50,000.

(2) In fiscal year 2000 Mr. Friedman received $1,068,000 and Mr. Glass received $788,000 pursuant to the Management Retention and Severance Plan approved by the Bankruptcy Court in July 1999. In fiscal year 2001 Messrs. Friedman and Glass each received $13,328 pursuant to the Management Retention and Severance Plan approved by the Bankruptcy Court in July 1999. All other amounts consist of Company contributions under the Loehmann's Inc. 401(k) Savings and Investment Plan.

(3)  Such options were subsequently cancelled.

STOCK OPTIONS
-------------

     The following table sets forth information with respect to stock options granted to the executive officers named in the Summary Compensation Table at fiscal year end:

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)
                               -------------------
                                                                                             POTENTIAL REALIZABLE
                                             PERCENT OF                                      VALUE AT ASSUMED ANNUAL
                              NUMBER OF     TOTAL OPTIONS                                    RATES OF STOCK PRICE
                             SECURITIES      GRANTED TO                                         APPRECIATION FOR
                             UNDERLYING     EMPLOYEES IN                                          OPTION TERM
                               OPTIONS       THE FISCAL      EXERCISE       EXPIRATION    ------------------------------
NAME                           GRANTED          YEAR          PRICE            DATE             5%             10%
--------------------------- -------------- -------------- --------------- --------------- --------------- --------------
Robert N. Friedman               200,000        25.9%        $6.125         3/24/2012        $771,025      $1,953,928
                                 150,000        19.4%         7.75           5/9/2012         731,090       1,852,726

Robert Glass                     200,000        25.9%         6.125         3/24/2012         771,025       1,953,928
                                 150,000        19.4%         7.75           5/9/2012         731,090       1,852,726


     The following table sets forth information as to the number of unexercised shares of Common Stock underlying stock options and the value of unexercised in-the-money stock options at fiscal year end:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION VALUE (1)(2)
                       -----------------------------------
                                                                          NUMBER OF
                                                                         UNEXERCISED             VALUE OF
                                                                          SECURITIES            UNEXERCISED
                                                                          UNDERLYING            IN-THE-MONEY
                                                                        OPTIONS AT FISCAL        OPTIONS AT
                                                                           YEAR END            FISCAL YEAR END
                                  SHARES ACQUIRED        VALUE           EXERCISABLE (E)/      EXERCISABLE (E)/
NAME                                ON EXERCISE         REALIZED        UNEXERCISABLE (U)      UNEXERCISABLE (U)
------------------------------ -------------------- ----------------- --------------------- -------------------------
Robert N. Friedman                     --                  --               150,000 E             $1,087,500 E
                                       --                  --               200,000 U              1,774,000 U
Robert Glass                           --                  --               150,000 E              1,087,500 E
                                       --                  --               200,000 U              1,774,000 U

(1) Value is based on the closing bid price of the Company's Common Stock as reported by the NASDAQ National Market on January 31, 2003 (the last trading day of the fiscal year) less the exercise price of the option.

(2) No SARs were exercised by the Named Executive Officers during the fiscal year ended February 1, 2003 or held by them at February 1, 2003.

EMPLOYMENT AGREEMENTS
---------------------

     The following is a summary of the terms of the employment agreements with Robert N. Friedman, the Company's President and Chief Executive Officer, and Robert Glass, the Company's Chief Operating Officer, Chief Financial Officer and Secretary (the "Executives"). This summary does not purport to be complete and is qualified in its entirety by reference to the text of the employment agreements with Mr. Friedman and Mr. Glass, as applicable.

     Under the original employment agreements entered into by the Company and the Executives, the Company agreed to employ Mr. Friedman as the Company's President and Chief Executive Officer for an initial period of January 1, 2001 through June 30, 2003, and Mr. Glass as the Company's Chief Operating Officer for an initial period of January 1, 2001 through October 31, 2003. On May 10, 2002, Mr. Friedman and Mr. Glass each entered into amendments to their employment agreements with the Company solely to extend the initial periods of their employment and change the manner of determining their bonuses, as described below. The initial period of Mr. Friedman's employment was extended to June 30, 2006 and the initial period of Mr. Glass's employment was extended to October 31, 2006.

     Pursuant to the employment agreements between the Company and the Executives, Mr. Friedman's base salary is $650,000 per annum and Mr. Glass's base salary is $375,000 per annum, each payable in equal biweekly installments. Each Executive's base salary shall be reviewed annually as of each May 1, except that no such annual review shall result in any reduction in the Executive's base salary as in effect at the date of such review. After conducting its annual review of the salaries of Messrs. Friedman and Glass on April 3, 2003, the Compensation Committee recommended to the Board of Directors that Mr. Friedman's salary be increased to $690,000 and Mr. Glass's salary be increased to $400,000 retroactive to February 2, 2003. The Board of Directors approved the increase in the salaries of Messrs. Friedman and Glass as recommended by the Compensation Committee.

     After the initial period, the terms of employment shall be automatically extended for successive 12-month periods on the same terms and conditions, unless either party provides to the other party a notice of non-renewal at least six (6) months prior to the expiration of the term of employment or any extension thereof.

     For the years ended February 3, 2001 and February 2, 2002, each Executive's employment agreement entitled him to earn a percentage of his base salary as a bonus, based upon the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"). Subsequent to the year ended February 2, 2002, each Executive is eligible to receive a cash bonus equal to a percentage of his Base Salary based upon the Company's achievement of certain performance thresholds as determined by the Board of Directors prior to the commencement of each fiscal year.

     In addition, each Executive is entitled to other benefits, including life insurance, medical insurance and automobile allowances.

     Each Executive has agreed that at all times during his employment with the Company and for a period of nine (9) months thereafter, he will not engage in any competing business.

COMPENSATION OF MEMBERS OF THE BOARD OF DIRECTORS
-------------------------------------------------

     Prior to August 4, 2002, for serving as a director of the Company each non-employee director received $20,000 per year, $1,000 per Board of Directors meeting attended in person, $500 per Board of Directors meeting attended by telephone, and $1,500 per year for serving on a committee of the Board of Directors, and the two Co-Chairmen of the Board of Directors each received an additional $10,000 per year. Subsequent to August 4, 2002, for serving as a director of the Company each non-employee director receives $25,000 per year, $1,500 per Board of Directors meeting attended in person, $500 per Board of Directors meeting attended by telephone, and $1,500 per year for serving on a committee of the Board of Directors, and the two Co-Chairmen of the Board of Directors each receive an additional $15,000 per year.

     Directors who are not employees of the Company are entitled to receive benefits under the Company's 2000 Director Option Plan. During the fiscal year ended February 1, 2003, (i) Mr. Fox and Mr. Nusim received options to purchase 8,000 shares of common stock at an exercise price of $12.60 per share, and (ii) the other non-employee directors received options to purchase 4,000 shares of common stock at an exercise price of $12.60 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

     The members of the Compensation Committee participate in all deliberations concerning executive compensation. The Compensation Committee consists of Cory Lipoff and Joseph Nusim. No one who served as a member of the Compensation Committee during the fiscal year ended Feberuary 1, 2003 is or was an officer of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF COMPENSATION COMMITTEE
--------------------------------

     During the fiscal year ended February 1, 2003, the Compensation Committee reviewed the employment agreements between the Company and its executive officers. It is the philosophy of the Compensation Committee that executive officers of the Company should be paid base salaries in line with their responsibilities and that other compensation of executive officers should be closely aligned with the financial performance of the Company.

     BASE SALARY

     The Company sets base salaries taking into consideration individual performance and prevailing market data for similar positions. With respect to Mr. Friedman and Mr. Glass, base salary and other aspects of their overall compensation were set by their employment agreements in effect since January 1, 2001. The base salary for each of Mr. Friedman and Mr. Glass was subsequently increased by the Board of Directors pursuant to the recommendation of the Compensation Committee (see the section entitled "Employment Agreements" above). Prior to entering into the agreements executed on January 1, 2001, Mr. Friedman and Mr. Glass were compensated under employment agreements dated February 1, 1999 and February 27, 1998, respectively.

     ANNUAL BONUS INCENTIVES

     Prior to the commencement of the fiscal year ended February 1, 2003, the Board of Directors determined the annual bonus criteria for each of Mr. Friedman and Mr. Glass based on the Company's EBITDA for such year. For the fiscal year ended February 1, 2003, Mr. Friedman earned an incentive bonus of $780,000 and Mr. Glass earned an incentive bonus of $450,000, both of which were paid in April 2003. During the fiscal year ended February 1, 2003, Messrs. Friedman and Glass each received an additional bonus of $159,375.

     OPTION GRANTS

     The Compensation Committee recommended to the Board of Directors that each of Messrs. Friedman and Glass be granted options to purchase 350,000 shares of common stock during the year ended February 1, 2003 as an incentive to Messrs. Friedman and Glass. Options to purchase 100,000 shares of common stock were immediately exercisable, options to purchase 50,000 shares of common stock became exercisable on October 10, 2002 and the remainder of the options become exercisable at specified dates through the year 2006.

     CEO COMPENSATION

     Mr. Friedman was appointed the Company's Chief Executive Officer in October 2000. Effective January 1, 2001, the Company entered into an employment agreement with Mr. Friedman providing for an annual base salary of $650,000 and bonus and stock options as determined subject to the employment agreement. On April 3, 2003, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved an increase in Mr. Friedman's salary to $690,000, retroactive to February 2, 2003. In addition, Mr. Friedman is eligible to receive stock options at the discretion of the Board of Directors. For further discussion of the terms of Mr. Friedman's employment, see "Employment Agreements" above. The Compensation Committee reviews the compensation of the Company's Chief Executive Officer annually and will generally examine the same factors for all executive officers of the Company.

     See "Annual Bonus Incentives" above for a discussion of the bonus criteria for Mr. Friedman.

     SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

     It is the Compensation Committee's philosophy to generally structure compensation arrangements for the Company's executive officers in a manner that complies with the exemptive requirements of Section 162(m) of the Internal Revenue Code 1986, as amended (the "Code") in order to avoid applicability of the limit on deductibility otherwise imposed by such section, while reserving the discretion to pay compensation that does not qualify for exemption under
Section 162(m) where the Compensation Committee believes such action to be in the Company's best interest.

                                                    Compensation Committee

                                                    Cory Lipoff
                                                    Joseph Nusim

EQUITY COMPENSATION PLAN INFORMATION
------------------------------------

     The table below sets forth certain information as of the Company's fiscal year ended February 1, 2003 regarding the shares of the Company's common stock available for grant or granted under stock option plans that (i) were adopted by the Company's stockholders and (ii) were not adopted by the Company's stockholders.

                                                                                      Number of securities remaining
                               Number of securities to be        Weighted-average      available for future issuance
                                 issued upon exercise of        exercise price of        under equity compensation
                              outstanding options, warrants    outstanding options,   plans (excluding securities in
                                       and rights              warrants and rights    the first column of this table)
                              -----------------------------    --------------------   -------------------------------
Equity Compensation plans                     700,000                       $6.82                    500,000
approved by  security
holders

Equity Compensation plans                     666,500                       $4.22                    258,500
not approved by security
holders

     DESCRIPTION OF PLANS NOT ADOPTED BY STOCKHOLDERS

     The aggregate number of shares of the Company's Common Stock for which options may be granted under the 2000 Equity Incentive Plan is 525,000. Such options may be issued to managers or key employees of the Company. The 2000 Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee may grant both incentive stock options (options which comply with section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified stock options. Although the Equity Incentive Plan does not specifically provide for the cashless exercise of options, it permits the administrators of the plan to provide for the method of exercise of the options granted under the plan. The form of stock option contract currently being used allows employees granted options pursuant to the plan to exercise options on a cashless basis. Options to purchase 438,500 shares of Common stock have been issued under the 2000 Equity Incentive Plan.

     The aggregate number of shares of the Company's Common Stock for which options may be granted under the 2000 Director Option Plan is 400,000. Such options may be issued to non-employee directors of the Company. The 2000 Director Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee may grant only non-qualified stock options. The administrators may permit the cashless exercise of options. Options to purchase 228,000 shares of Common stock have been issued under the 2001 Director Option Plan.

     Footnote 9 to the Company's financial statements, included in the Company's Annual Report on Form 10-K filed by the Company with the SEC, contains additional information regarding the 2000 Equity Incentive Plan.

STOCK PERFORMANCE
-----------------

     The Company's Common Stock began trading on the NASDAQ OTCBB on March 21, 2001, under the symbol LHMS. No information is available with respect to stock performance prior to that date. Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock with the S&P 500 Index and the Dow Jones Apparel Retailers Index (the "Peer Group"). The graph assumes that $100 was invested on March 21, 2001 in the Common Stock of the Company and in each such index, and that all dividends were reinvested. The stockholder returns shown on the graph below are not necessarily indicative of future performance.

                                GRAPHIC OMITTED

                                             3/21/01          8/4/01         2/2/02          8/3/02        2/1/03
Loehmann's Holdings, Inc.                    $100.00         $166.67        $150.00         $333.33       $399.97
S&P 500                                      $100.00         $108.22        $100.01          $64.70        $63.08
Peer Group                                   $100.00         $107.48        $100.67          $87.74        $86.93

     The Company did not pay any dividends on its common stock in fiscal year 2001. The Company declared a dividend of one share of the Company's common stock for each outstanding share of the Company's common stock during the 2002 fiscal year. Such dividend was paid on October 15, 2002. The Company does not have any present intention to pay any dividends in fiscal year 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

     In January 2002 the Company engaged ArcadeDirect, a division of AKI, Inc. ("AKI"), to provide it with marketing and design services. William J. Fox is the Chairman, President and Chief Executive Officer of AKI. The Company paid AKI approximately $130,000 for services rendered during the fiscal year ended February 1, 2003.

     The Company believes that the transaction set forth above was made on terms no less favorable to it than could have been obtained from unaffiliated third parties.

                        THE BOARD OF DIRECTORS RECOMMENDS
                       THAT YOU VOTE "FOR" THE ELECTION OF
                        EACH OF THE NOMINEES TO SERVE ON
                          THE BOARD OF DIRECTORS OF THE
                                    COMPANY

           ---------------------------------------------------------
                                 PROPOSAL NO. 2
           ---------------------------------------------------------
                 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
                                   ACCOUNTANTS
           ---------------------------------------------------------

     The Board of Directors has selected the firm of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending January 31, 2004. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     AUDIT FEES

     For the fiscal years ended February 2, 2002 and February 1, 2003, Ernst & Young LLP billed the Company $231,500 and $266,000, respectively for services rendered for the audit of the Company's annual financial statements included in its report on Form 10-K and the reviews of the financial statements included in its reports on Form 10-Q filed with the SEC.

     AUDIT RELATED FEES

     For each of the fiscal years ended February 2, 2002 and February 1, 2003, Ernst & Young LLP billed the Company $21,000 for audit related services provided to the Loehmann's, Inc. 401(k) Plan.

     TAX FEES

     For the fiscal years ended February 2, 2002 and February 1, 2003, Ernst & Young LLP billed the Company $162,880 and $111,115, respectively, in connection with the preparation of tax returns and the provision of tax advice.

     ALL OTHER FEES

     There were no other fees paid to Ernst & Young, LLP during the fiscal years ended February 2, 2002 and February 1, 2003.

     In connection with the recently revised standards for independence for the Company's independent public accountants promulgated by the SEC, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young LLP.

                 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST &
                  YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE
              COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2004.

OTHER BUSINESS
--------------

     As of the date of this proxy statement, the only business that the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in their discretion.

STOCKHOLDER PROPOSALS
---------------------

     Stockholder proposals intended to be presented at the Company's Annual Meeting to be held in 2004 must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than January 23, 2004. Such proposals should be addressed to Secretary, Loehmann's Holdings, Inc., 2500 Halsey Street, Bronx, New York 10461. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 of the Exchange Act (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after April 9, 2004.

OTHER INFORMATION
-----------------

     An annual report to stockholders for the year ended February 1, 2003 is being furnished herewith to each stockholder as of the Record Date. Copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                            Loehmann's Holdings, Inc.
                               2500 Halsey Street
                                 Bronx, NY 10461
                     Attention: Mr. Robert Glass, Secretary

     In addition, copies of any exhibits to the Annual Report on Form 10-K will be provided for a nominal charge to stockholders who make a written request to the Company at the above address.

                                    By order of the Board of Directors,


                                    Robert Glass
                                    Chief Operating Officer,
                                    Chief Financial Officer
                                    and Secretary

Bronx, New York
May 23, 2003

                            LOEHMANN'S HOLDINGS, INC.
                            -------------------------

                                  THIS PROXY IS
   SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 19, 2003.

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Richard Morretta and Herbert L. Rosedale, as agents and proxies for the undersigned, with full power of substitution, to vote with respect to all the shares of common stock, par value $.01 per share, of Loehmann's Holdings, Inc. (the "Company"), standing in the name of the undersigned at the close of business on May 12, 2003, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 2500 Halsey Street, Bronx, New York, 10461, on June 19, 2003, at 9:00 a.m. (Eastern time) and at any and all adjournments thereof, with all power that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as follows:

     The shares represented by this proxy card will be voted in the manner directed. If no instructions to the contrary are indicated, the shares will be voted "FOR" Proposals 1 and 2 and in accordance with the discretion of the proxy on such other matters as may properly come before the meeting.

      ____________________________________________________________________

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

      PLEASE MARK YOUR CHOICES LIKE THIS IN            I WILL ATTEND
                BLUE OR BLACK INK                      THE MEETING:
                       |X|                                  |_|

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES

(1)  Election of directors:
     ---------------------

Nominees:   1. William J. Fox         4. Robert Glass          6. Cory Lipoff
            2. Joseph Nusim           5. Carol Gigli-Greer     7. Erwin A. Marks
            3. Robert N. Friedman

           FOR all nominees listed                WITHHOLD AUTHORITY to vote
      (except as marked to the contrary*)         for all listed nominees above
                       |_|                                  |_|

(*Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

                                                      FOR    AGAINST   ABSTAIN
                                                      ---    -------   -------
(2)  Ratification of the appointment of Ernst
     & Young LLP as independent accountants for
     the fiscal year ending January 31, 2004.         |_|      |_|       |_|

(3)  In their discretion, the Proxies are
     authorized to vote upon such other business as may properly come before the Annual Meeting.

                              Dated  _____________, 2003

                              ____________________________________________


                              ____________________________________________
                                              Signature(s)
                              (Signatures should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

              _____________________________________________________
               PLEASE MARK DATE AND SIGN ABOVE AND RETURN PROMPTLY